EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 23, 2010, with respect to the financial statement of Advisors Disciplined Trust 619, comprising Build America Bond Limited Maturity Portfolio, Series 7 - An SMC FIM Portfolio, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-169196) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
November 23, 2010




















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